Exhibit 99.2

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

ZYNERBA PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$26,818,895	$50,640,993
Incentive and tax receivables	1,041,864	1,225,383
Prepaid expenses and other current assets	2,458,674	2,908,731
Total current assets	30,319,433	54,775,107
Property and equipment, net	379,879	409,572
Right-of-use assets	159,843	336,215
Total assets	$30,859,155	$55,520,894
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$543,820	$1,942,830
Accrued expenses	11,315,367	7,014,882
Lease liabilities	159,001	214,901
Total current liabilities	12,018,188	9,172,613
Lease liabilities, long-term	—	119,524
Total liabilities	12,018,188	9,292,137
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 53,939,431 shares issued and outstanding at September 30, 2023 and 47,895,687 shares issued and outstanding at December 31, 2022	53,940	47,896
Additional paid-in capital	324,922,231	320,698,146
Accumulated deficit	(306,135,204)	(274,517,285)
Total stockholders' equity	18,840,967	46,228,757
Total liabilities and stockholders' equity	$30,859,155	$55,520,894

See accompanying notes to unaudited consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$6,261,551	$5,039,228	$20,506,340	$15,632,150
General and administrative	4,696,537	3,453,648	12,059,130	10,933,411
Total operating expenses	10,958,088	8,492,876	32,565,470	26,565,561
Loss from operations	(10,958,088)	(8,492,876)	(32,565,470)	(26,565,561)
Other income (expense):
Interest income	360,500	251,855	1,242,533	439,590
Foreign exchange loss	(130,423)	(435,128)	(294,982)	(893,803)
Total other income (expense)	230,077	(183,273)	947,551	(454,213)
Net loss	$(10,728,011)	$(8,676,149)	$(31,617,919)	$(27,019,774)

Net loss per share basic and diluted	$(0.21)	$(0.20)	$(0.64)	$(0.65)
Basic and diluted weighted average shares outstanding	50,378,937	43,746,878	49,295,103	41,831,998

See accompanying notes to unaudited consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Nine months ended September 30, 2023
					Total
	Common stock		Additional	Accumulated	stockholders'
	Shares	Amount	paid-in capital	deficit	equity
Balance at December 31, 2022	47,895,687	$47,896	$320,698,146	$(274,517,285)	$46,228,757
Issuance of common stock, net of issuance costs	3,279,077	3,279	1,747,000	—	1,750,279
Issuance of restricted stock	1,896,167	1,896	(1,896)	—	—
Common stock issued in lieu of annual bonus	431,556	432	278,940	—	279,372
Stock-based compensation expense	—	—	821,986	—	821,986
Net loss	—	—	—	(10,113,843)	(10,113,843)
Balance at March 31, 2023	53,502,487	53,503	323,544,176	(284,631,128)	38,966,551
Issuance of common stock, net of issuance costs	150,000	150	61,350	—	61,500
Issuance of restricted stock	286,944	287	(287)	—	—
Stock-based compensation expense	—	—	768,584	—	768,584
Net loss	—	—	—	(10,776,065)	(10,776,065)
Balance at June 30, 2023	53,939,431	53,940	324,373,823	(295,407,193)	29,020,570
Issuance of common stock, net of issuance costs	—	—	(189,865)	—	(189,865)
Stock-based compensation expense	—	—	738,273	—	738,273
Net loss	—	—	—	(10,728,011)	(10,728,011)
Balance at September 30, 2023	53,939,431	$53,940	$324,922,231	$(306,135,204)	$18,840,967

	Nine months ended September 30, 2022
					Total
	Common stock		Additional	Accumulated	stockholders'
	Shares	Amount	paid-in capital	deficit	equity
Balance at December 31, 2021	41,217,537	$41,218	$310,353,595	$(239,481,479)	$70,913,334
Issuance of common stock, net of issuance costs	857,060	857	1,582,916	—	1,583,773
Issuance of restricted stock	1,249,500	1,249	(1,249)	—	—
Stock-based compensation expense	—	—	1,160,482	—	1,160,482
Net loss	—	—	—	(8,490,619)	(8,490,619)
Balance at March 31, 2022	43,324,097	43,324	313,095,744	(247,972,098)	65,166,970
Issuance of common stock, net of issuance costs	488,892	489	818,877	—	819,366
Issuance of restricted stock	123,154	123	(123)	—	—
Stock-based compensation expense	—	—	1,108,543	—	1,108,543
Net loss	—	—	—	(9,853,006)	(9,853,006)
Balance at June 30, 2022	43,936,143	43,936	315,023,041	(257,825,104)	57,241,873
Issuance of common stock, net of issuance costs	2,779,346	2,780	3,147,150	—	3,149,930
Issuance of restricted stock	347,222	347	(347)	—	—
Stock-based compensation expense	—	—	1,041,100	—	1,041,100
Net loss	—	—	—	(8,676,149)	(8,676,149)
Balance at September 30, 2022	47,062,711	$47,063	$319,210,944	$(266,501,253)	$52,756,754

See accompanying notes to unaudited consolidated financial statements.

ZYNERBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,617,919)	$(27,019,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	167,934	165,920
Stock-based compensation	2,328,843	3,310,125
Changes in operating assets and liabilities:
Incentive and tax receivables	183,520	7,449,915
Prepaid expenses and other assets	294,101	(637,578)
Right-of-use assets and liabilities	947	947
Accounts payable	(1,328,200)	(256,554)
Accrued expenses	4,527,144	(354,500)
Net cash used in operating activities	(25,443,630)	(17,341,499)
Cash flows from investing activities:
Purchases of property and equipment	(100,951)	(146,705)
Net cash used in investing activities	(100,951)	(146,705)
Cash flows from financing activities:
Proceeds from the issuance of common stock	1,827,512	6,059,511
Payment of financing fees and expenses	(105,029)	(444,816)
Net cash provided by financing activities	1,722,483	5,614,695
Net decrease in cash and cash equivalents	(23,822,098)	(11,873,509)
Cash and cash equivalents at beginning of period	50,640,993	67,808,000
Cash and cash equivalents at end of period	$26,818,895	$55,934,491

Supplemental disclosures of cash flow information:
Financing costs included in accounts payable and accrued expenses at end of period	$—	$122,782
Property and equipment acquired but unpaid at end of period	$126,207	$53,245

See accompanying notes to unaudited consolidated financial statements

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Business and Liquidity

a. Nature of Business

Zynerba Pharmaceuticals, Inc., together with its subsidiary, Zynerba Pharmaceuticals Pty Ltd (collectively, “Zynerba,” the “Company,” or “we”), is a clinical stage specialty pharmaceutical company focused on the development of pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders, including Fragile X syndrome (“FXS”) and chromosome 22q11.2 deletion syndrome (“22q”). We have been granted orphan drug designations from the United States Food and Drug Administration (“FDA”) and the European Commission for the use of cannabidiol for the treatment of FXS and 22q. In addition, we have received Fast Track designation from the FDA for treatment of behavioral symptoms associated with FXS. The Company has decided to prioritize its resources on FXS and 22q, both of which have no approved products. While we believe the data from the Company’s autism spectrum disorder (“ASD”) clinical development program to date are compelling, given the difficult financial market, the Company has decided to defer the start of the Phase 3 development program in ASD.

The Company is subject to those risks associated with any clinical stage pharmaceutical company that has substantial expenditures for research and development. There can be no assurance that the Company's research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

b. Merger Agreement

On August 14, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Harmony Biosciences Holdings, Inc. (“Harmony”) and Xylophone Acquisition Corp., a wholly owned subsidiary of Harmony (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Harmony will commence a tender offer (the “Tender Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Zynerba Common Stock”), for (i) approximately $1.1059 per share of Zynerba Common Stock (the “Common Cash Amount”), in cash, subject to any applicable withholding of taxes and without interest, plus (ii) one contingent value right per share of Zynerba Common Stock (the “Common CVR Amount”), which represents the right to receive up to approximately $2.5444 per share of Zynerba Common Stock in the form of one or more potential contingent payments, in cash, subject to any applicable withholding of taxes and without interest, upon the achievement of certain milestones as set forth in, and subject to and in accordance with the terms and conditions of, the Contingent Value Rights Agreement (the Common Cash Amount plus the Common CVR Amount, collectively, or any different amount per share paid pursuant to the Tender Offer to the extent permitted by the Merger Agreement, being the “Offer Price”). Following the consummation of the Tender Offer, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

c. Liquidity

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (“ASC 205-40”), requires management to assess the Company’s ability to continue as a going concern for one year after the date the financial statements are issued. This standard requires management to 1) identify and disclose if there are initial conditions indicating substantial doubt about the Company’s ability to continue as a going concern within one year of the issuance date of the financial statements, 2) disclose the principal conditions that gave rise to substantial doubt, 3) disclose management’s evaluation of the significance of those conditions in

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

relation to the Company’s ability to meet its obligations and 4) disclose management’s plans that are intended to mitigate the adverse conditions. In accordance with the accounting standard, when considering management’s plans to mitigate the conditions giving rise to substantial doubt, management can only consider those plans which are probable to be successfully implemented.

As of September 30, 2023, the Company had cash and cash equivalents of $26.8 million and an accumulated deficit of $306.1 million. For the nine months ended September 30, 2023, the Company reported a net loss of $31.6 million and cash used in operating activities of $25.4 million. The Company expects that its existing cash and cash equivalents will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements to mid-year 2024, but not more than one year after the date of the filing of this Quarterly Report, and therefore management has concluded that substantial doubt exists about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding. Management believes that the Company’s liquidity position as of the date of this filing provides sufficient runway to achieve important research and development milestones. Management intends to raise additional capital through equity offerings and/or debt financings, or from other potential sources of liquidity, which may include new collaborations, licensing or other commercial agreements for one or more of the Company’s research programs or patent portfolios or divestitures of the Company's assets. The Company’s ability to access the capital markets or otherwise raise such capital may be adversely impacted by geopolitical tensions and macroeconomic events and the recent disruptions to, and volatility in, financial markets in the United States and globally resulting from multiple factors such as COVID-19, inflationary pressures, banking instability, rising interest rates and the ongoing conflict in Ukraine. There is no assurance that such financing will be available when needed or on acceptable terms. If the Company is unable to raise capital when needed or on attractive terms, it would be forced to delay, reduce, or eliminate its research and development programs or other operations. If any of these events occur, the Company’s ability to achieve its operational goals would be adversely affected.

The interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

(2) Summary of Significant Accounting Policies

a. Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The interim unaudited consolidated financial statements have been prepared on the same basis as the consolidated financial statements as of and for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), filed with the Securities and Exchange Commission (the “SEC”). In the opinion of management, the accompanying consolidated financial statements of the Company include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the consolidated financial statements) considered necessary to present fairly the Company's financial position as of September 30, 2023 its results of operations for the three and nine months ended September 30, 2023 and 2022 and cash flows for the nine months ended September 30, 2023 and 2022. Operating results for any interim period are not necessarily indicative of results for any future interim period or for the entire year. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the 2022 Annual Report.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

b. Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from such estimates.

c. Incentive and Tax Receivables

The Company’s subsidiary, Zynerba Pharmaceuticals Pty Ltd (the “Subsidiary”), is incorporated in Australia. The Subsidiary is eligible to participate in an Australian research and development tax incentive program. As part of this program, the Subsidiary is eligible to receive a cash refund from the Australian Taxation Office for a percentage of the research and development costs expended by the Subsidiary in Australia. The cash refund is available to eligible companies with an annual aggregate revenue of less than $20.0 million (Australian) during the reimbursable period. The Company estimates the amount of cash refund it expects to receive related to the Australian research and development tax incentive program and records the incentives when it is probable (1) the Company will comply with relevant conditions of the program and (2) the incentive will be received. The Company evaluates its eligibility under tax incentive programs as of each balance sheet date based on the most current and relevant data available. If the Company is deemed to be ineligible or unable to receive the Australian research and development tax credit, or the Australian government significantly reduces or eliminates the tax credit, the actual cash refund the Company receives may materially differ from its estimates.

In addition, the Subsidiary incurs Goods and Services Tax (“GST”) on services provided by Australian vendors. As an Australian entity, the Subsidiary is entitled to a refund of the GST paid. The Company’s estimate of the amount of cash refund it expects to receive related to GST incurred is included in “Incentive and tax receivables” in the accompanying consolidated balance sheets. As of September 30, 2023, incentive and tax receivables included $0.3 million for refundable GST on expenses incurred with Australian vendors during the three months ended September 30, 2023.

Current incentive and tax receivables consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Research and development incentive	$791,494	$977,714
Goods and services tax	250,370	247,669
Total incentive and tax receivables - current assets	$1,041,864	$1,225,383

As of September 30, 2023, the Company’s estimate of the amount of cash refund it expects to receive for 2023 eligible spending as part of this incentive program was $0.8 million and was recorded as a current asset.

d. Research and Development

Research and development costs are expensed as incurred and are primarily comprised of external research and development expenses incurred under arrangements with third parties, such as contract research organizations, contract manufacturing organizations, consultants and employee-related expenses including salaries and benefits. At the end of each reporting period, the Company compares the

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

payments made to each service provider to the estimated progress towards completion of the related project. Factors that the Company considers in preparing these estimates include the number of patients enrolled in studies, milestones achieved and other criteria related to the efforts of its vendors. These estimates will be subject to change as additional information becomes available. Depending on the timing of payments to vendors and estimated services provided, the Company will record net prepaid or accrued expenses related to these costs. Research and development expenses are recorded net of expected refunds of eligible research and development costs paid pursuant to the Australian research and development tax incentive program and GST incurred on services provided by Australian vendors.

The following table summarizes research and development expenses for the nine months ended September 30, 2023 and 2022:

	Nine months ended September 30,
	2023	2022
Research and development expenses - before R&D incentive	$21,432,694	$16,450,619
Research and development incentive	(926,354)	(818,469)
Total research and development expenses	$20,506,340	$15,632,150

e. Net Loss Per Share

Basic net loss per share is determined using the weighted average number of shares of common stock outstanding during each period. Diluted net income per share includes the effect, if any, from the potential exercise or conversion of securities, such as restricted stock and stock options, which would result in the issuance of incremental shares of common stock. Basic and dilutive computations of net loss per share are the same in periods in which a net loss exists as the dilutive effects of restricted stock and stock options would be anti-dilutive.

The following potentially dilutive securities outstanding as of September 30, 2023 and 2022 have been excluded from the computation of diluted weighted average shares outstanding, as their effects on net loss per share for the periods presented would be anti-dilutive:

	September 30,
	2023	2022
Stock options	6,706,432	6,276,016
Unvested restricted stock	3,336,775	2,119,512
	10,043,207	8,395,528

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

f. Recent Accounting Pronouncements

In November 2021, the FASB issued Accounting Standards Update No. 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance (“ASU 2021-10”), which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for financial statements issued for annual periods beginning after December 15, 2021. The Company adopted ASU 2021-10 effective January 1, 2022, and the adoption did not have a material impact on its consolidated financial statements.

(3) Fair Value Measurements

The Company measures certain assets and liabilities at fair value in accordance with Accounting Standards

Codification (“ASC 820”), Fair Value Measurements and Disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The guidance in ASC 820 outlines a valuation framework and creates a fair value hierarchy that serves to increase the consistency and comparability of fair value measurements and the related disclosures. In determining fair value, the Company maximizes the use of quoted prices and observable inputs. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Valuations based on observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Valuations based on unobservable inputs and models that are supported by little or no market activity.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In accordance with the fair value hierarchy described above, the following table sets forth the Company's financial assets measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022:

		Fair Value Measurement
	Carrying amount	as of September 30, 2023
	as of September 30, 2023	Level 1	Level 2	Level 3
Cash equivalents (money market accounts)	$22,517,394	$22,517,394	$—	$—
	$22,517,394	$22,517,394	$—	$—

		Fair Value Measurement
	Carrying amount	as of December 31, 2022
	as of December 31, 2022	Level 1	Level 2	Level 3
Cash equivalents (money market accounts)	$44,663,395	$44,663,395	$—	$—
	$44,663,395	$44,663,395	$—	$—

(4) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Prepaid development expenses	$887,001	$668,096
Prepaid insurance	933,515	1,546,784
Deferred financing costs	—	155,956
Other current assets	638,158	537,895
Total prepaid expenses and other current assets	$2,458,674	$2,908,731

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(5) Property and Equipment

Property and equipment consisted of the following as of September 30, 2023 and December 31, 2022:

	Estimated
	useful life	September 30,	December 31,
	(in years)	2023	2022
Equipment	2-5	$1,165,570	$828,666
Computer equipment	3-5	30,319	30,319
Furniture and fixtures	3-5	311,356	311,356
Leasehold improvements	various	68,881	68,881
Construction in process		35,578	234,241
Total cost		1,611,704	1,473,463
Less accumulated depreciation		(1,231,825)	(1,063,891)
Property and equipment, net		$379,879	$409,572

Depreciation expense was $167,934 and $165,920 for the nine months ended September 30, 2023 and 2022 respectively.

(6) Accrued Expenses

Accrued expenses consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Accrued compensation	$2,141,866	$2,016,402
Accrued research and development	7,293,673	4,239,719
Other	1,879,828	758,761
Total accrued expenses	$11,315,367	$7,014,882

(7) Common Stock

a. At-The-Market Financing

On May 11, 2021, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “2021 Sales Agreement”) with Cantor Fitzgerald & Co., Canaccord Genuity, LLC, H.C. Wainwright & Co. LLC and Ladenburg Thalmann & Co. Inc., as sales agents, pursuant to which, under a prospectus filed by the Company in May 2022, the Company may sell, from time to time, up to $75.0 million of its common stock. We are currently subject to General Instruction I.B.6 of Form S-3, and the amount of funds we can raise through primary public offerings of securities in any twelve-month period using our existing registration statement on Form S-3 is limited to one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates. We will be subject by this limit until such time as our public float exceeds $75.0 million.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

During the nine months ended September 30, 2023, the Company sold and issued 1,179,077 shares of common stock under the 2021 Sales Agreement in the open market at a weighted average selling price of $0.56 per share, resulting in gross proceeds of $0.7 million. Net proceeds after deducting commissions and offering expenses were $0.5 million.

b. Equity Purchase Agreement

On July 21, 2022 (the “Effective Date”), the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park committed to purchase up to $20.0 million of the Company’s common stock. Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $20.0 million of the Company’s common stock. Such sales of common stock will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the Effective Date. The number of shares the Company may sell to Lincoln Park on any single business day in a regular purchase is 150,000, but that amount may be increased up to 300,000 shares, depending upon the market price of the Company’s common stock at the time of sale and subject to a maximum limit of $2.0 million per regular purchase. The purchase price per share for each such regular purchase will be based on prevailing market prices of the Company’s common stock immediately preceding the time of sale as computed under the Purchase Agreement. In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases.

Pursuant to the terms of the Purchase Agreement, in July 2022, the Company issued 347,222 shares of its common stock to Lincoln Park as consideration for its commitment to purchase shares of the Company’s common stock under the Purchase Agreement.

During the nine months ended September 30, 2023, the Company sold and issued 2,250,000 shares of common stock under the Purchase Agreement at a weighted average selling price of $0.52 per share, resulting in gross and net proceeds of $1.2 million.

(8) Stock-Based Compensation

The Company’s board of directors adopted the 2023 Zynerba Pharmaceuticals, Inc. Stock Option and Incentive Plan (the “2023 Plan”) in April 2023, which was subsequently approved by the stockholders in June 2023, under which the Company may grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights to employees, officers, non-employee directors, consultants, and advisors. The number of shares available for issuance under awards granted pursuant to the 2023 Plan was 6,900,000 shares of the Company’s common stock. Shares of common stock underlying awards granted under the 2023 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the share reserve available for issuance under the 2023 Plan. Notwithstanding the foregoing, the following shares shall not be added to the share reserve authorized for grant under the 2023 Plan: shares tendered or held back upon exercise of an option or shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof. Further, shares reacquired by the Company on the open market will not be added to the share reserve authorized for issuance. As of September 30, 2023, there were 6,182,640 shares available for future issuance under the 2023 Plan.

The Company also maintained the Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “2014 Plan”), which allows for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

awards to employees, officers, non-employee directors, consultants, and advisors. In addition, the 2014 Plan provides selected employees with the opportunity to receive bonus awards that are considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. As of June 6, 2023, no additional awards will be granted under the 2014 Plan.

Options issued under the 2023 and 2014 Plans have a contractual life of 10 years and may be exercisable in cash or as otherwise determined by the board of directors. The Company has granted options to employees and non-employee directors. Stock options granted to employees primarily vest 25% upon the first anniversary of the grant date and the balance of unvested options vests in quarterly installments over the remaining three years. Stock options granted annually to non-employee directors vest on the earlier of the one-year anniversary of the grant date, or one day before the date of the Company’s next annual stockholders’ meeting that occurs after the grant date. The Company’s non-employee director compensation policy enables directors to receive stock options in lieu of quarterly cash payments. Any option granted to the directors in lieu of cash compensation vests in full on the grant date. The Company records forfeitures as they occur.

a.	Time-Based Restricted Stock Awards:

During 2022, the Company granted 841,654 time-based restricted stock awards to employees, non-employee directors and consultants, of which 595,664 restricted stock awards remain outstanding as of

September 30, 2023. During the nine months ended September 30, 2023, the Company granted 1,554,944 time-based restricted stock awards to employees and non-employee directors, which all remain outstanding as of September 30, 2023.

b.	Restricted Stock Awards in Lieu of Bonus:

During the nine months ended September 30, 2023, the Company granted 431,556 fully vested stock awards to certain employees in lieu of their earned annual bonus. The fair value of those vested stock awards was $0.3 million and was recorded against accrued compensation that existed as of December 31, 2022.

c.	Performance-Based Restricted Stock Awards:

Stock-based compensation expense for performance-based grants are recorded when management estimates that the vesting of these shares is probable based on the status of the Company’s research and development programs and other relevant factors, which were established by the Company’s board of directors. The Company’s board of directors determines if the performance conditions have been met.

During 2021, the Company granted 506,911 performance-based restricted stock awards to employees, of which 469,911 restricted stock awards have fully vested and no restricted stock awards remained outstanding as of September 30, 2023. The performance-based conditions for these performance-based grants were deemed probable of achievement during the nine months ended September 30, 2021 and, as of September 30, 2023, the Company had recorded $1.7 million in stock-based compensation expense related to these grants.

During 2022, the Company granted 556,500 performance-based restricted stock awards to employees, of which 548,000 restricted stock awards remained outstanding as of September 30, 2023. During the nine months ended September 30, 2023, the Company granted 628,167 performance-based restricted stock awards to employees. As of September 30, 2023, satisfaction of the related performance conditions for both the 2022 and 2023 grants have not been deemed probable of being achieved and there was $1.1 million and $0.3 million, respectively, of unrecognized stock-based compensation expense related to

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

these performance-based awards, which will be expensed over the estimated service period related to each performance condition once the performance conditions have been deemed probable.

For the nine months ended September 30, 2023 and 2022, the Company recorded stock-based compensation expense related to its stock option grants and restricted stock awards, as follows:

	Stock Option Grants		Restricted stock awards		Total
	2023	2022	2023	2022	2023	2022
Research and development	$615,406	$776,809	$443,359	$723,638	$1,058,765	$1,500,447
General and administrative	744,099	941,321	525,979	868,357	1,270,078	1,809,678
	$1,359,505	$1,718,130	$969,338	$1,591,995	$2,328,843	$3,310,125

The following table summarizes the Company’s stock option activity for the nine months ended September 30, 2023:

		Weighted-	Weighted-
		Average	Average	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Shares	Price	Life (in Years)	Value
Outstanding as of December 31, 2022	6,276,016	$7.52
Granted	430,416	0.35
Outstanding as of September 30, 2023	6,706,432	$7.06	5.47	$461,988
Exercisable as of September 30, 2023	5,308,214	$8.33	4.69	$57,859
Vested and expected to vest as of September 30, 2023	6,706,432	$7.06

The weighted-average grant date fair values of options granted during the nine months ended September 30, 2023 and 2022 were $0.25 and $1.74, respectively.

The fair values of stock options granted were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Nine months ended September 30,
	2023	2022
Weighted-average risk-free interest rate	3.99%	2.02%
Expected term of options (in years)	5.50	6.11
Expected stock price volatility	87.35%	100.23%
Expected dividend yield	0%	0%

As of September 30, 2023, there was $2.1 million of unrecognized stock-based compensation expense related to stock options.

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s restricted stock award activity under the 2014 Plan for the nine months ended September 30, 2023:

		Weighted
		Average	Aggregate
		Grant Date	Intrinsic
	Shares	Fair Value	Value
Unvested as of December 31, 2022	2,114,512	$2.86
Granted	2,614,667	0.56
Vested	(1,392,404)	3.11
Unvested as of September 30, 2023	3,336,775	$0.97	$4,254,388
Expected to vest as of September 30, 2023	2,160,608	$1.10	$2,754,775

As of September 30, 2023, excluding performance-based restricted stock awards that have not been deemed probable, there was $1.0 million of unrecognized stock-based compensation expense related to unvested restricted stock awards.

(9) Operating Lease Obligations

The Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), Accounting Standards Codification 842 prospectively using the modified-retrospective method and elected the package of transition practical expedients that does not require reassessment of: (1) whether any existing or expired contracts are or contain leases, (2) lease classification and (3) initial direct costs. In addition, the Company has elected other available practical expedients to not separate lease and nonlease components, which consist principally of common area maintenance charges, and to exclude leases with an initial term of 12 months or less.

The Company leases its headquarters where it occupies 10,877 square feet of office space. On March 1, 2021, the Company extended its lease for three additional years until May 31, 2024. The Company’s lease contains variable lease costs that do not depend on a rate or index and consist primarily of common area maintenance, taxes, and insurance charges. As the implicit rate was not readily determinable for the Company’s lease, the Company used an estimated incremental borrowing rate, or discount rate, to determine the initial present value of the lease payments. The discount rate for the lease was calculated using a synthetic credit rating model.

As of March 1, 2021, the effective date of the lease modification, the Company remeasured the lease liability for the remaining portion of the lease and adjusted the lease liability to $755,085 and right-of-use assets to $752,391, which was recorded net of a deferred rent liability of $2,694. As of September 30, 2023, the Company’s right-of-use asset, net of amortization, was $159,843.

Other operating lease information as of September 30, 2023:

Weighted-average remaining lease term - operating leases	0.7	years
Weighted-average discount rate - operating leases	2.76%

ZYNERBA PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of September 30, 2023:

September 30,
Year ending:	2023
December 31, 2023	$60,105
December 31, 2024	100,175
Total minimum lease payments	160,280
Less: imputed lease interest	(1,279)
Total lease liabilities	$159,001

Lease expense for the nine months ended September 30, 2023 was comprised of the following:

	Nine months ended September 30,
	2023	2022
Operating lease expense	$181,262	$181,262
Variable lease expense	54,780	46,951
Total lease expense	$236,042	$228,213

Total cash payments related to leases were $235,095 and $227,266 for the nine months ended September 30, 2023 and 2022, respectively.

10) Subsequent Events

On October 10, 2023, Harmony completed a Tender Offer to acquire all of the outstanding shares of common stock of the Company. Under the terms of the Tender Offer, the Harmony paid (i) $1.1059 per share of Zynerba Common Stock, plus (ii) one contingent value right (each, a “CVR”) per share of Zynerba Common Stock for each holder of Zynerba Common Stock upon the closing of the Tender Offer, which represents the right to receive up to approximately $2.5444 per share of Zynerba Common Stock, subject to the achievement of certain clinical, regulatory and sales-based milestones. Both the Common Cash Amount and Common CVR Amount are to be paid in cash, subject to any applicable withholding of taxes and without interest.